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                                                                      EXHIBIT 5

                      [PATTERSON, BELKNAP, WEBB & TYLER LETTERHEAD]

                          1133 Avenue of the Americas
                            New York, NY  10036-6710
                                  212-336-2000

                                                           Writer's direct line
                                                                   212-336-2030
                                   May 20, 1998




Pacific Pharmaceuticals, Inc.
6730 Mesa Ridge Road, Suite A
San Diego, California 92121

Ladies and Gentlemen:

          We have acted as counsel to Pacific Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 5,887,977 shares of the Company's common stock (the "Registered Shares"), $.02 par value per share (the "Common Stock"), to be offered and sold under the Company's 1996 Equity Incentive Plan and the 1996 Stock Option Plan for Non-Employee Directors (the "Plans").

          In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation, as amended, and Bylaws of the Company, certain of the Company's corporate proceedings as reflected in its minute books, and such other records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

          In our opinion, the Registered Shares that may be originally issued by the Company in connection with the Plans will, when issued in accordance with the terms of either Plan, be duly authorized, validly issued, fully paid,

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and non-assessable shares of Common Stock.

          We express no opinion as to laws other than the corporate laws of the State of Delaware and the laws of the United States of America.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion and consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                              PATTERSON, BELKNAP, WEBB & TYLER LLP



                              By: /s/ Edward F. Cox
                                  ----------------------
                                  A Member of the Firm